UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

2000 Sierra Point Parkway
Brisbane, California 94005
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.   Other Events.

On May 5, 2017, GlaxoSmithKline plc and Innoviva, Inc. (Innoviva) distributed a press release announcing positive results from the Salford Lung Study (SLS) of RELVAR® ELLIPTA® 100/25mcg or 200/25mcg (fluticasone furoate ‘FF’/vilanterol ‘VI’ or ‘FF/VI’) in asthma. SLS is a Phase IIIb multi-center, open label randomized controlled trial. The objective of SLS was to compare the effectiveness and safety profile of initiating treatment with FF/VI with usual asthma maintenance therapy over a 52 week period.

FF/VI has been developed under the 2002 Long-Acting Beta2 Agonist (LABA) collaboration between Glaxo Group Limited and Innoviva. FF/VI 100/25mcg, under the brand name RELVAR® ELLIPTA®, is indicated in Europe in the regular treatment of patients aged 12 and over with asthma, where use of a combination product is appropriate. In the United States, FF/VI 100/25mcg, under the brand name BREO® ELLIPTA®, is indicated as a once-daily treatment of asthma in patients aged 18 years and older and is not indicated for the relief of acute bronchospasm.

The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 5, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: May 5, 2017	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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